UNITED STATES

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WASHINGTON, D.C. 20549

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SCHEDULE 14A

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ADVANCED CANNABIS SOLUTIONS, INC.

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On June 2, 2015, Advanced Cannabis Solutions, Inc. issued a letter to its shareholders. A copy of the letter is set forth below.

Advanced Cannabis Solutions, Inc. Requests Support from Its Shareholders to Vote at Its Annual Meeting of Stockholders

DENVER, CO - June 2, 2015 – Advanced Cannabis Solutions, Inc. (OTCQB: CANN)(the “Company”), whose mission is to lead the regulated cannabis industry by being a trusted partner to the cultivation and retail side of the cannabis business, today is reminding shareholders to vote on the proposals to be heard at the annual meeting of the Company’s stockholders (the “Annual Meeting”) to be held on June 16, 2015.

Robert Frichtel, Chief Executive Officer, commented, “We value and require your ongoing support and look forward to meeting our shareholders at our Annual Meeting.  We believe the investment of time, money and resources into holding the Annual Meeting and voting on the proposals set forth for the Annual Meeting are an excellent way to position our company for long-term growth and building shareholder value.”

Special Meeting of the Stockholders Details:

Date:	9:00 a.m., local time

Time:	June 16, 2015

Where:	At The Greenhouse,
6565 East Evans Avenue
Denver, CO 80224

How to Vote: To vote your shares, you may vote by Internet by visiting the website www.vote.corporatestock.com, you may return your proxy card or you may attend the Annual Meeting and vote in person. Even if you plan to attend the Annual Meeting, the Company urges you to promptly submit a proxy for your shares by completing, signing, dating and returning the proxy card mailed to each shareholder.

At the Annual Meeting, the holders of the Company’s outstanding common stock will act on the following matters:

(1)

The election of the two nominees named in the attached proxy statement as directors to be elected for the term provided herein and until their successors have been elected and qualified;

(2)

The approval, on an advisory basis, of the 2014 compensation of the Company’s named executive officers;

(3)

The resolution, on an advisory basis, on the frequency of the stockholders’ say on pay proposal;

(4)

The ratification of the appointment of Hartley Moore Accountancy Corporation as the Company’s independent registered certified public firm for fiscal 2015;

(5)

The approval of an amendment to the Company’s articles of incorporation to change the Company’s name to General Cannabis Corporation;

(6)

The approval and adoption of the Company’s 2014 Equity Incentive Plan; and

(7)

The transaction of any other business as may properly come before the meeting or any adjournment or postponement thereof.

About Advanced Cannabis Solutions, Inc.

Advanced Cannabis Solution’s (d/b/a General Cannabis Corp.) mission is to lead the regulated cannabis industry by being a trusted partner to the cultivation and retail side of the cannabis business. We do this through a combination of strong operating divisions such as real estate, consulting, security, financing and the distribution of important infrastructure products to grow facilities and dispensaries. As a synergistic holding company, our subsidiaries are able to leverage the strengths of each other, as well as a larger balance sheet, to succeed. We will continue to integrate partner companies in order to provide a full suite of capabilities for our customers as the regulated cannabis industry continues to expand.  For more information, please visit www.generalcann.com.

Statements about the company's future expectations, including future revenue and earnings and all other statements in this press release, other than historical facts, are "forward looking" statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time. The company’s actual results could differ materially from expected results. In reflecting subsequent events or circumstances, the company undertakes no obligation to update forward-looking statements.

CONTACT:

Robert Frichtel, CEO

Advanced Cannabis Solutions, Inc.

6565 East Evans Avenue

Denver, CO 80224

Telephone: (303) 759-1300
Email: info@advcannabis.com